EXHIBIT 5.1

                       DANZIG KAYE COOPER FIORE & KAY, LLP
                                30A Vreeland Road
                                   PO Box 333
                         Florham Park, New Jersey 07932

January 5, 2004

EnerTeck Corporation
10701 Corporate Drive, Suite 150
Stafford, Texas 77477

Re:   Registration Statement on Form SB-2

Ladies and Gentlemen:

You have requested our opinion as counsel for EnerTeck Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, of 7,675,650 shares of the Company's common stock currently outstanding or which may be acquired upon exercise of warrants (the "Shares").

In connection therewith, and arriving at the opinion as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation as amended, By-laws of the Company, the Registration Statement on Form SB-2 in the form to be filed with the Securities and Exchange Commission (the "Registration Statement") and such other documents as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with our examination, we have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that (i) the Shares subject of the Registration Statement which are currently outstanding are, and (ii) the Shares subject of the Registration Statement issuable upon exercise of warrants, when issued, delivered and paid for as contemplated in the prospectus forming a part of the Registration Statement, will be, legally issued, fully paid and non-assessable.

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EnerTeck Corporation
January 5, 2004
Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

This opinion is to be used solely for the purpose of the registration of the Shares and may not be used for any other purpose.

Very truly yours,


DANZIG KAYE COOPER FIORE & KAY, LLP